Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-215309 and No. 333-215418) and S-8 (No. 333-215310) of Chatham Lodging Trust of our report dated February 27, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-215309 and No. 333-215418) and S-8 (No. 333-215310) of Chatham Lodging Trust of our report dated February 27, 2017 relating to the financial statements of Ink Acquisition, LLC and Affiliates, which appears in this Form 10-K. We also hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-215309 and No. 333-215418) and S-8 (No. 333-215310) of Chatham Lodging Trust of our report dated February 27, 2017 relating to the financial statements of IHP I Owner JV, LLC and Affiliates, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
February 27, 2017